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                                                                Exhibit 23.6

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of HFS Incorporated (the "Company") on Form S-4 of our report dated January 12, 1996, related to the consolidated financial statements of Century 21 Region V (Business Acquired By HFS Incorporated) as of and for the year ended July 31, 1995, included in the Company's Current Report on Form 8-K, as amended, dated February 16, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration.


/s/ White, Nelson & Co., LLP

WHITE, NELSON & CO., LLP
Anaheim, California
March 21, 1997